FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals’ Contacts:
Media: Teri Dahlman (617) 995-9905
Investors: Amy Sullivan (617) 995-9838

IDENIX PHARMACEUTICALS REPORTS SECOND QUARTER AND SIX MONTH 2009 FINANCIAL RESULTS

Cambridge, MA – July 20, 2009 - Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the second quarter and six months ended June 30, 2009. At June 30, 2009, Idenix’s cash, cash equivalents and marketable securities totaled $51.7 million.

Business Highlights
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Idenix announced today that it had successfully completed a proof-of-concept study of its lead HCV antiviral development program, IDX184, a novel once-daily liver-targeted nucleotide prodrug. This double-blind, placebo-controlled, monotherapy, dose-escalation study in HCV genotype-1-infected patients evaluated the safety and antiviral activity of IDX184. For more information on the results of this study, please see the related press release issued today by Idenix.

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The company continued to advance its two preclinical HCV antiviral programs. Idenix is finalizing IND- or CTA-enabling preclinical studies for IDX375, a non-nucleoside polymerase inhibitor, and is preparing documentation to support initial regulatory filings. The company has synthesized the first kilogram of its lead protease inhibitor drug candidate and has initiated 28-day chronic toxicology studies in two species to support regulatory applications.

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Finally, during the quarter, Idenix streamlined operations with the closure of its screening facility in Cagliari, Italy. This activity is now being performed at the company’s laboratory in Cambridge, Massachusetts. As a result, Idenix reduced its workforce by 18 employees and incurred a restructuring charge in the quarter of $1.5 million.

“Our focus this year has been on the advancement of our HCV discovery and development programs, and I am pleased with the progress we have made to date,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix. “As we work through the second half of the year, we plan to evaluate IDX184 in combination with pegylated interferon and ribavirin in a 14-day dose-ranging study. Additionally, we plan to file investigational new drug applications from our non-nucleoside polymerase inhibitor and protease inhibitor programs. These efforts will take us closer to our ultimate goal of developing novel combinations of direct-acting HCV antivirals.”

For the second quarter ended June 30, 2009, Idenix reported total revenues of $2.4 million, compared to total revenues of $1.6 million in the second quarter of 2008. Idenix reported a net loss of $16.3 million, or a loss of $0.28 per basic and diluted share, for the second quarter ended June 30, 2009, compared to a net loss of $18.9 million, or a loss of $0.34 per basic and diluted share for the second quarter ended June 30, 2008.

For the six months ended June 30, 2009, Idenix reported total revenues of $6.5 million, compared to total revenues of $3.6 million for the six months ended June 30, 2008. The company reported a net loss of $29.2 million, or a loss of $0.50 per basic and diluted share, for the six months ended June 30, 2009, compared to a net loss of $39.4 million, or a loss of $0.70 per basic and diluted share, for the six months ended June 30, 2008.

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2009 Financial Guidance
The company continues to expect that its current cash, cash equivalents and marketable securities can fund operations through at least the first quarter of 2010. This guidance assumes no milestone payments, additional license fees, reimbursement for development programs and no financing activities.

Conference Call Information
Idenix will hold a conference call and webcast today at 4:30 p.m. ET.  To access the call please dial 800-774-5358 U.S./Canada or 706-758-9475 International and enter passcode 20088902 or to listen to a live webcast and view accompanying slides, go to "Calendar of Events" in the Idenix Investor Center at www.idenix.com.  A replay of the call will also be available from 6:30 p.m. ET on July 20, 2009 until August 3, 2009 12:00 a.m. ET.  To access the replay, please dial 800-642-1687 U.S./Canada or 706-645-9291 International and enter passcode 20088902. An archived webcast will also be available for two weeks after the call on the Idenix website.

About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix's current focus is on the treatment of hepatitis C virus. For further information about Idenix, please refer to www.idenix.com.

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “plans,” “anticipates,” “will,” “expects,” “goal” or similar expressions, or by express or implied statements with respect to the company’s clinical development programs or commercialization activities in hepatitis C, or any potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of IDX184 or any other product candidate and any future clinical trials involving our product candidates and expectations with respect to additional milestone payments, future royalty payments, funding of operations and future cash balances. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that historical sales of Tyzeka®/Sebivo® (telbivudine) will in any way suggest future royalty payments or royalty rates owed to the company, or that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization. In particular, management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaboration with Novartis Pharma AG and GlaxoSmithKline, respectively; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2008 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the Securities and Exchange Commission (SEC) and other filings that the company makes with the SEC.

All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

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IDENIX PHARMACEUTICALS, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Collaboration revenue – related party	$2,182	$1,433	$6,098	$3,478
Other revenue	267	159	362	157
Total revenues	2,449	1,592	6,460	3,635
Operating expenses (1):
Cost of revenues	492	415	954	810
Research and development	11,400	14,136	22,250	29,004
General and administrative	5,357	6,651	11,373	14,972
Restructuring charges	1,506	37	1,506	297
Total operating expenses	18,755	21,239	36,083	45,083
Loss from operations	(16,306)	(19,647)	(29,623)	(41,448)
Other income (expense), net	(249)	485	(297)	1,425
Loss before income taxes	(16,555)	(19,162)	(29,920)	(40,023)
Income tax benefit	241	256	679	657
Net loss	$(16,314)	$(18,906)	$(29,241)	$(39,366)

Basic and diluted net loss per share:	$(0.28)	$(0.34)	$(0.50)	$(0.70)
Shares used in calculation of basic and diluted net loss per share:	59,077	56,359	58,014	56,316
(1) Share-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$408	$467	$847	$1,127
General and administrative	783	876	1,599	1,755

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IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$50,128	$41,509
Marketable securities	——	1,424
Receivables from related party	843	894
Other current assets	3,729	6,214
Total current assets	54,700	50,041
Intangible asset, net	11,806	12,387
Property and equipment, net	11,367	13,238
Marketable securities	1,584	3,145
Other assets	3,335	969
Total assets	$82,792	$79,780

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	$12,608	$13,136
Deferred revenue, related party	6,110	5,965
Other current liabilities	1,617	475
Total current liabilities	20,335	19,576
Long-term obligations	33,411	17,061
Deferred revenue, related party, net of current portion	33,607	35,790
Total liabilities	87,353	72,427
Stockholders' equity (deficit)	(4,561)	7,353
Total liabilities and stockholders' equity (deficit)	$82,792	$79,780

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